UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2005 (November 9, 2004)

AMERIGROUP Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-31574	54-1739323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4425 Corporation Lane Virginia Beach, Virginia	23462
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code (757) 490-6900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 9, 2004, the Compensation Committee of the Board of Directors of AMERIGROUP Corporation (the “Company”) granted to E. Paul Dunn, Jr., the Company’s executive vice president and chief financial officer, an incentive stock option to purchase 170,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the AMERIGROUP Corporation 2003 Equity Incentive Plan (the “Plan”). The option has an exercise price of $61.02 per share. Subject to a continued employment requirement, the option will vest as to 25% on November 9, 2005 and will continue to vest at a rate of 6.25% per calendar quarter until fully vested on November 9, 2008. Mr. Dunn’s option will expire on November 9, 2014 (unless earlier terminated in accordance with its terms).

On November 9, 2004, the Compensation Committee of the Board of Directors of the Company authorized the grant, effective as of December 31, 2004, of an incentive stock option to purchase 15,000 shares of the Company’s Common Stock under the Plan, to James E. Hargroves, executive vice president, corporate development. The option has an exercise price of $76.15 per share. The option was 25% vested as of December 31, 2004. Mr. Hargroves resigned from the Company effective January 2, 2005 and, in accordance with the terms of the Plan, the unvested portion of Mr. Hargroves' option was canceled.

As a result of the Company's two-for-one stock split of its Common Stock, which was in the form of a 100 percent stock dividend of one share of Common Stock for every share of Common Stock issued and outstanding, and which was distributed on January 18, 2005 to shareholders of record as of December 31, 2004, Messrs. Dunn's and Hargroves' incentive stock options were adjusted proportionately, pursuant to the terms of the Plan.

Each option grant made pursuant to the Plan is evidenced by an option agreement between the Company and the person named therein. Options granted pursuant to the Plan are intended to be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“ISOs”) or options that are not intended to be so qualified (“NSOs”). The forms of agreement used to grant ISOs and NSOs under the Plan are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The aforementioned option grants to Messrs. Dunn and Hargroves were made pursuant to the form of agreement used for ISOs.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	AMERIGROUP Corporation 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.37 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on August 11, 2003).

10.2	Form of AMERIGROUP Corporation Incentive Stock Option Agreement.

10.3	Form of AMERIGROUP Corporation Nonqualified Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP CORPORATION

By:	/s/ E. Paul Dunn, Jr.

Name:	E. Paul Dunn, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date:	January 26, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	AMERIGROUP Corporation 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.37 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on August 11, 2003).

10.2	Form of AMERIGROUP Corporation Incentive Stock Option Agreement.

10.3	Form of AMERIGROUP Corporation Nonqualified Stock Option Agreement.